                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Scios Nova Inc. on Form S-3 of our report dated February 1, 1994, on our audits of the consolidated financial statements and financial statement schedules of Scios Nova Inc. as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which report is incorporated by reference in the Annual Report on Form 10-K.


                                                  /s/ Coopers & Lybrand
                                                  --------------------------
                                                       COOPERS & LYBRAND


San Jose, California
March 10, 1995